4



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 18, 2005

                            ------------------------


                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



           Virginia                   000-23847                 54-1873994
(State or other jurisdiction of     (Commission              (I.R.S. Employer
 incorporation or organization)      File Number)           Identification No.)

                            ------------------------

                               25020 Shore Parkway
                              Onley, Virginia 23418
          (Address of principal executive offices, including zip code)
                            ------------------------


       Registrant's telephone number, including area code: (757) 787-1335

Item 7.    Financial Statements and Exhibits.

  (c) Exhibits.
           99.1 Press Release issued by Shore Financial Corporation, dated October 18, 2005.


Item 12.    Results of Operations and Financial Condition.

         On October 18, 2005, Shore Financial Corporation issued a press release announcing its results of operations for the quarter ended September 30, 2005. A copy of the company's press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           SHORE FINANCIAL CORPORATION


                            By:/s/  Steven M. Belote
                               ------------------------------------------------
                                    Steven M. Belote
                                    Vice President and Chief Financial Officer


October 18, 2005

FOR IMMEDIATE RELEASE
Onley, Virginia
Tuesday, October 18, 2005

           Shore Financial Corporation Announces 18% Earnings Increase

         Shore Financial Corporation (Nasdaq: SHBK) announced today that quarterly earnings were $700,100, or $0.33 per diluted share, for the three months ended September 30, 2005, compared to earnings of $593,200, or $0.28 per diluted share, for the same period of 2004. Earnings for the nine months ended September 30, 2005 increased to $1.94 million, or $0.92 per diluted share, compared to $1.75 million, or $0.83 per diluted share, for the 2004 nine month period.

         Growth of 18.5% in average loans resulted in the company's net interest income increasing by 11.5% to $2.15 million and 15.8% to $6.26 million for the three and nine month periods ended September 30, 2005, respectively, as compared to the same periods of 2004. Total loans averaged $184.6 million during the nine months ended September 30, 2005, compared to $155.8 million for the 2004 nine month period. The commercial and residential real estate loan portfolios continued to drive loan growth with increases in average balances of 23.1% and 19.3%, respectively. The company's total assets at the end of the quarter were $250.4 million, representing a 10.2% increase since September 2004. Deposit balances ended the quarter at $195.6 million, compared to $191.7 million at September 30, 2004. Noninterest-bearing deposit growth remained strong with an increase of 16.4% since September 2004, while lower-costing interest-bearing transaction accounts increased 5.6% and time deposits declined 5.3% during the period.

         Noninterest income for the September 2005 quarter was $672,600, compared to $436,400 for the September 2004 quarter end. Noninterest income for the nine month period ended September 30, 2005 was $1.76 million, compared to $1.41 million for the same period a year ago. The company's noninterest income benefited from the bank's mortgage banking operations, gains on sales of securities and a gain on the sale of real estate. The bank's mortgage operation contributed $45,200 and $123,100 in fees during the 2005 three and nine month periods, respectively. Gains on sales of securities positively impacted 2005 quarterly and nine month earnings by $10,100 and $170,300, respectively, while earnings were not impacted by security sales during the September 2004 quarter but benefited by $93,400 from such transactions for the September 2004 nine month period.

         During the quarter ending September 2005, the bank contributed $86,200 to the allowance for loan loss compared to $104,700 contributed to the allowance in the third quarter of 2004. Additionally, the bank recovered $323,100 in net proceeds from the sale of real estate that was secured by a previously filed deficiency judgment. Of this amount, $172,300 was added to loan loss which represented the recovery of amounts previously written off. The remaining $150,800 represented a gain on the sale of the real estate and was included in noninterest income for the September 2005 quarter.

         Noninterest expense for the September 2005 quarter and nine month periods ended were $1.72 million and $4.96 million, respectively, as compared to $1.39 million and $3.96 million during the same periods of 2004. The increase primarily reflects costs associated with opening the company's new operations facility in August 2004, computer upgrades, increases in employee compensation and benefits expense and additional professional fees, primarily resulting from costs associated with meeting the requirements of Sarbanes-Oxley. The company incurred these infrastructure expenditures to support continued asset growth and to improve the company's operations.

         Shore Financial Corporation is the only publicly traded company with headquarters on the Eastern Shore of Virginia. Its stock is traded on the NASDAQ National Stock Market under the symbol SHBK. Its banking subsidiary, Shore Bank, serves the Eastern Shore of Maryland and Virginia through seven full-service banking facilities, nineteen ATMs and twenty-four hour telephone and online banking services. Through banking subsidiaries and affiliated companies, the bank provides title insurance, trust services, and nondeposit investment products. For more information on stock, products and services, visit www.shorebank.com.

         This press release may contain "forward-looking statements," within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the company's most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Shore Financial Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

For further information, contact:

Lynn M. Badger
Shore Financial Corporation
P.O. Box 920 Onley, Virginia 23418 (757) 787-1335 lbadger@shorebank.com


                                          Shore Financial Corporation
                                               Earnings Release


Financial Highlights:

                                    Three Months Ended September 30,         Nine Months Ended September 30,
                                 ---------------------------------------  --------------------------------------
                                        2005                2004                2005                2004
                                 ------------------- -------------------  ------------------  ------------------

OPERATIONS:

Net Interest Income                      $2,145,100          $1,924,000          $6,264,900          $5,408,700

Noninterest Income                          672,600             436,400           1,758,700           1,414,700

Loan Loss Provision                          86,200             104,700             246,400             314,100

Noninterest Expense                       1,716,900           1,393,000           4,956,500           3,963,900

Income Tax Expense                          314,500             269,500             875,800             795,300

Net Income                                  700,100             593,200           1,944,900           1,750,100


RATIOS AND OTHER FINANCIAL DATA:

Total Shares Outstanding                  2,071,567           2,062,444           2,071,567           2,062,444

Weighted Avg Shares-Basic                 2,071,300           2,062,300           2,070,000           2,062,200

Weighted Avg Shares-Diluted               2,105,300           2,095,800           2,101,500           2,095,000

Basic Earnings Per Share                      $0.34               $0.29               $0.94               $0.85

Diluted Earnings Per Share                    $0.33               $0.28               $0.92               $0.83

Total Assets                            250,387,000         227,271,800         250,387,000         227,271,800

Gross Loans                             191,772,200         170,790,000         191,772,200         170,790,000

Deposits                                195,586,300         191,732,700         195,586,300         191,732,700

Total Equity                             22,977,400          21,409,600          22,977,400          21,409,600

Average Assets                          249,702,800         224,606,000         243,870,000         212,872,000

Average Equity                           23,086,600          21,176,800          22,593,000          21,222,000

Net Interest Margin                           3.73%               3.72%               3.72%               3.69%

Return on Average Assets                      1.12%               1.06%               1.06%               1.10%

Return on Average Equity                     12.13%              11.20%              11.48%              11.00%

Efficiency Ratio                             64.19%              58.57%              63.74%              58.42%
